EXHIBIT 10-25

FORM OF DEED OF TRUST

______________________________________________________________________________Prepared by, and after recording, please return to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn: Elaine Cronin
______________________________________________________________________________
DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FINANCING STATEMENT AND FIXTURE FILING
made by
_______________________________, Grantor

in favor of _________________________, a ____________

to
JPMORGAN CHASE BANK, N.A., as Administrative Agent, Beneficiary
______________________________________________________________________________

Dated as of September 25, 2015
Location: ______________________________
County of ______________________________
Tax Map #’s ________________________________
THIS DEED OF TRUST SECURES OBLIGATORY ADVANCES AND IS MADE FOR COMMERCIAL PURPOSES.
THIS IS A CREDIT LINE DEED OF TRUST.
FIXTURE FILING: This Instrument is also a Uniform Commercial Code financing statement filed as a fixture filing in accordance with Code of _________________________. The collateral is described in this Deed of Trust, and includes goods that are or may become affixed to the real property described herein. The name and addresses of the debtor (Grantor) and the secured party (Beneficiary) are set forth below. The record owner of the real property is ________________________________.

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING, dated as of September 25, 2015 is made by (i) _______________________, a _____________________ (“Grantor”), whose address is c/o Gannett Co., Inc., 7950 Jones Branch Drive, McLean, VA 22107, (ii) in favor of _______________________, a ________________, (“Trustee”), whose address is __________ ______________________, (iii) to JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, “Beneficiary”) whose address is 500 Stanton Christiana Road, Ops 2, Newark, DE 19713. References to this “Deed of Trust” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

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Background
A.    Gannett Co., Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent, and PNC Bank, N.A. and U.S. Bank National Association, as Co-Syndication Agents, and the other Lenders party thereto (collectively, the “Lenders”) are parties to that certain Credit Agreement, dated as of June 29, 2015 (as amended, supplemented, restated, replaced, substituted or otherwise modified from time to time, the “Credit Agreement”).
B.    The Grantor, affiliates of the Grantor and Beneficiary have entered into a Security Agreement dated as of June 29, 2015 (as amended, supplemented, restated, replaced, substituted or otherwise modified from time to time, the “Security Agreement”) pursuant to which Grantor and affiliates of Grantor have granted liens in favor of Beneficiary on the assets of such parties.
C.    The Credit Agreement requires the Grantor to deliver a duly executed copy of this Deed of Trust.
D.    Grantor is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached hereto (the “Land”), and owns all of the buildings, improvements, structures, and fixtures now located on the Land (the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).
NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, Grantor hereby agrees with the Beneficiary, for the ratable benefit of the Secured Parties, as follows:

Granting Clauses
    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure the prompt and complete payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) of all of Grantor’s Guarantor Obligations (collectively, the “Secured Obligations”;
GRANTOR HEREBY GRANTS TO TRUSTEE, IN TRUST, FOR THE BENEFIT OF THE SECURED PARTIES, AND WITH ALL POWERS OF SALE AND OTHER STATUTORY RIGHTS AND COVENANTS IN THE STATE IN WHICH THE REAL ESTATE IS LOCATED, ALL OF GRANTOR’S RIGHT, TITLE AND INTEREST IN AND TO THE FOLLOWING DESCRIBED PROPERTY:
(a)    the Real Estate or any part thereof;
(b)    all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;
(c)    all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (c) being referred to as the “Equipment”);
(d)    all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate,

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immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Grantor;
(e)    all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);
(f)    all unearned premiums under insurance policies relating to the Real Estate or Equipment and all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;
(g)    to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and
(h)    all proceeds, both cash and noncash, of the foregoing;
All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (a) through (c) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (h) are collectively referred to as the “Mortgaged Property.”
TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Trustee, its successors and assigns, in trust, with power of sale, for the uses and purposes set forth, until the Secured Obligations are fully paid and performed.
This Deed of Trust covers present and future advances and re-advances, in the aggregate amount of the Secured Obligations, made by the Secured Parties for the benefit of Grantor, and the lien of such future advances and re-advances shall relate back to the date of this Deed of Trust.

Terms and Conditions
Grantor further represents, warrants, covenants and agrees with Beneficiary and the Secured Parties as follows:
1.Defined Terms. Capitalized terms used herein (including in the "Background" and "Granting Clauses" sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or the Security Agreement, as applicable. References in this Deed of Trust to the “Default Rate” shall mean the interest rate applicable pursuant to Section 2.10(d)(ii) of the Credit Agreement.
2.Warranty of Title. Grantor warrants that it has record title in fee simple to the Real Estate, and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy being issued to Beneficiary to insure the lien of this Deed of Trust and any other Lien or encumbrance as permitted by the Credit Agreement (the “Permitted Exceptions”). Grantor shall warrant, defend and preserve such title and the lien of this Deed of

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Trust against all claims of all persons and entities (not including the holders of the Permitted Exceptions). Grantor represents and warrants that it has the right to grant this Deed of Trust for the Mortgaged Property.

3.Payment of Secured Obligations. Grantor shall pay and perform the Secured Obligations at the times and places and in the manner specified in the Loan Documents.

4.Requirements. Grantor shall comply with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to have a material adverse effect (considered both individually and together with other such failures) on (i) the current business, operations or condition (financial or otherwise) of the Grantor, (ii) the current use of the Mortgaged Property or (iii) the value of the Mortgaged Property (assuming its current use).

5.Payment of Taxes and Other Impositions. (a) Prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Grantor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the “Impositions”), except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Grantor has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (iii) except as otherwise permitted by the Credit Agreement. Upon written request by Beneficiary, Grantor shall deliver to Beneficiary evidence reasonably acceptable to Beneficiary showing the payment of any such Imposition. If by law any Imposition, at Grantor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b)    Beneficiary may pay any Imposition after the date such Imposition shall have become delinquent, and add to the Secured Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Beneficiary in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust, and (ii) payable on demand by Grantor to Beneficiary together with interest at the Default Rate as set forth above.
6.Insurance. (a)     Grantor shall maintain, with financially sound and reputable companies, insurance policies (i) insuring the Real Estate against loss by fire, explosion, theft and such other casualties in amounts not less than the usual amounts insured for in the same general area by companies engaged in the same or similar business, and (ii) insuring Grantor, the Beneficiary and the other Secured Parties against liability for personal injury and property damage relating to such Real Estate, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Beneficiary. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Beneficiary of written notice thereof, (ii) name the Beneficiary as an additional insured party or loss payee, or (iii) include deductibles consistent with past practice or consistent with industry practice.
(b)    If any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Grantor shall maintain or cause to be maintained, flood insurance in an amount equal to the lesser of: (i) the minimum amount required, under the terms of the coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the debt if replacement cost coverage is not available for the type of buildings insured), or (ii) the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.
(c)    Grantor promptly shall comply with and conform in all material respects to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Grantor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of Trust.
(d)    If Grantor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Beneficiary, at its option upon 10 Business Days’ notice to Grantor, may effect such insurance from year to year at rates substantially similar to the rate at which Grantor had insured the Premises, and pay the premium or premiums therefor, and Grantor shall pay

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to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest from the time of payment at the Default Rate.
(e)    If the Mortgaged Property, or any part thereof, shall be destroyed or damaged and the reasonably estimated repair or replacement cost thereof would exceed $500,000, Grantor shall give prompt notice thereof to Beneficiary. All insurance proceeds paid or payable in connection with any damage or casualty to the Real Estate shall be applied in the manner specified in the Credit Agreement.
(f)    In the event of foreclosure of this Deed of Trust or other transfer of title to the Mortgaged Property, all right, title and interest of Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee to the extent permitted by applicable law.
7.Restrictions on Liens and Encumbrances. Except for the lien of this Deed of Trust and the Permitted Exceptions and except as may be expressly permitted by the Credit Agreement, Grantor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Deed of Trust and whether recourse or non-recourse.
8.Due on Sale and Other Transfer Restrictions. Except as expressly permitted under the Credit Agreement, Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.
9.Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any material portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. All awards and proceeds relating to such condemnation shall be deemed Net Cash Proceeds and applied in the manner specified in the Credit Agreement.
10.Leases. Except as expressly permitted under the Credit Agreement, including, but not limited to, Section 6.6 of the Credit Agreement, Grantor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Beneficiary, or (b) execute or permit to exist any Lease of any of the Mortgaged Property.
11.Further Assurances. To further assure Beneficiary’s rights under this Deed of Trust, Grantor agrees promptly upon reasonable demand of Beneficiary to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Beneficiary to confirm the lien of this Deed of Trust and all other rights or benefits conferred on Beneficiary by this Deed of Trust.
12.Beneficiary’s Right to Perform. If Grantor fails to perform any of the covenants or agreements of Grantor, within the applicable grace period, if any, provided for in the Credit Agreement, Beneficiary, without waiving or releasing Grantor from any obligation or default under this Deed of Trust, may (but shall be under no obligation to), at any time upon 10 Business Days’ written notice to Grantor pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Grantor to Beneficiary and the same shall be secured by this Deed of Trust and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Deed of Trust. No payment or advance of money by Beneficiary under this Section shall be deemed or construed to cure Grantor’s default or waive any right or remedy of Beneficiary.
13.Remedies. (a)    Upon the occurrence and during the continuance of any Event of Default, Beneficiary, or other agent of Beneficiary, or Trustee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise to the extent permitted by applicable law, at such time and in such manner as Beneficiary, or other agent of Beneficiary, or Trustee may determine, in its sole discretion subject to compliance with applicable law, without impairing or otherwise affecting the other rights and remedies of Beneficiary or Trustee:
(i)    Acceleration. The Beneficiary may declare that all sums payable under the Loan Documents are immediately due and payable in full, whereupon all such sums shall be immediately due and payable in full regardless of any installment payment provisions, maturity date, or other terms and conditions of any Loan Document.
(ii)    Enter, Manage, Control. The Beneficiary may enter upon the Land and Improvements, exclude the Grantor, and anyone claiming by, through or under Grantor, from the Land and Improvements, exercise all rights and powers of the Grantor with respect to the Property, and collect all Rents or other income thereof.

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(iii)    Exercise Rights as Secured Party. The Beneficiary may exercise all of the rights and remedies of a secured party under the _________ Uniform Commercial Code. The Grantor waives any notice of disposition of any personal property, provided to the extent any such notice is required and cannot be waived, the Grantor agrees that such notice shall be deemed reasonable and shall fully satisfy any requirement for notice if such notice is mailed, postage prepaid, to Grantor at least five (5) days before the time of disposition.
(iv)    Sell Pursuant to Power of Sale. The Beneficiary may instruct the Trustee to take possession of and sell the Property at such time and place, after such notice, subject to such leases, contracts and other interests as the Beneficiary may elect, and in accordance with such procedures as may be required or permitted by applicable law. The Grantor hereby authorizes and empowers the Trustee to take possession and sell (or in the case of any default of any purchaser to resell) the Property as aforesaid. This POWER OF SALE shall not be exhausted in the event any proceeding is dismissed before all Secured Obligations are satisfied in full. In case of a foreclosure sale, the Mortgaged Property may be sold in one parcel or in more than one parcel. Trustee shall be entitled to receive fees and expenses from such sale not to exceed the amount permitted by applicable law
(v)    Other Proceedings. The Beneficiary may proceed by suit or suits at law or in equity or by any other appropriate remedy to protect and enforce the rights of the Trustee and the Beneficiary, whether for the specific performance of any covenant or agreement contained in the Loan Documents, or in aid of the execution of any power therein granted, or to foreclose this Deed of Trust, or to sell the Property under the judgment or decree of a court or courts of competent jurisdiction, or otherwise.
(vi)    Entry. The Beneficiary may enter into and upon the Mortgaged Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Mortgaged Property to Beneficiary, or other agent of Beneficiary, or Trustee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Beneficiary may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease subject to the rights of any counterparty to such Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Beneficiary shall deem appropriate as fully as Grantor might do.
(b)    In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Deed of Trust, Beneficiary, or other agent of Beneficiary, or Trustee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary, or other agent of Beneficiary, or Trustee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.
14.Trustee’s Compensation. Trustee is and shall be entitled to reasonable compensation for all services rendered hereunder, or in connection with the trust herein provided. Trustee’s compensation, together with any and all necessary and reasonable expenses, charges, counsel fees, including fees for legal advice concerning his rights and duties in the Mortgaged Property, and other disbursements incurred by Trustee in discharge of his duties as such, shall be a further charge and lien upon said Mortgaged Property and enforced as part of the Secured Obligations.
15.Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and upon five (5) business Days’ prior written notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Grantor therein as security for the Secured Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Grantor or any other party obligated for payment of all or any part of the Secured Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Grantor hereby irrevocably consents to such appointment. Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases upon reasonable terms with respect to all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

16.Extension, Release, etc. (a) Without affecting the lien or charge of this Deed of Trust upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Secured Obligations, Beneficiary may,

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from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(b)    No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Grantor shall affect the lien of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary hereunder, and such liens, rights, powers and remedies shall continue unimpaired.
(c)    If Trustee, at the request of Beneficiary, shall have the right to foreclose this Deed of Trust, Grantor authorizes Trustee at its option to foreclose the lien of this Deed of Trust subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property by Trustee, or to terminate such tenant’s rights in such sale, will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary or Trustee to collect the Secured Obligations or to foreclose the lien of this Deed of Trust.
(d)    Unless expressly provided otherwise, in the event that ownership of this Deed of Trust and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.
17.Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Deed of Trust shall constitute a “security agreement” within the meaning of the Uniform Commercial Code (the “Code”) of the State in which the Mortgaged Property is located. Accordingly, Grantor hereby grants to Beneficiary a security interest in the Mortgaged Property. If an Event of Default shall occur and be continuing under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property and, at Beneficiary’s option, the remedies provided for in this Deed of Trust. If Beneficiary shall elect to proceed under the Code, then ten (10) Business Days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, reasonable attorneys’ fees and legal expenses. At Beneficiary’s request, and upon reasonable prior written notice delivered to Grantor by Beneficiary, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

(b)    Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined under the Code) on the Land, and this Deed of Trust, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed and indexed as a fixture filing in accordance with the applicable provisions of said Code upon such portions of the Mortgaged Property which are fixtures and any personal property that may now be or hereafter become fixtures. The addresses of the Grantor, as debtor, and Beneficiary, as secured party, are set forth in the first page of this Deed of Trust.
(c)    The real property to which the fixtures relate is described in Schedule A attached hereto. The record owner of the real property described in Schedule A hereto is Grantor. The name, type organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Grantor set forth in the first paragraph of this Deed of Trust, and the name of the secured party for purposes of this financing statement is the name of the Beneficiary set forth in the first paragraph of this Deed of Trust. The mailing address of the Grantor/debtor is the address of the Grantor set forth in the first paragraph of this Deed of Trust. The mailing address of the Beneficiary/secured party from which information concerning the security interest hereunder may be obtained is the address of the Beneficiary set forth in the first paragraph of this Deed of Trust.
18.Assignment of Rents. (a) Grantor hereby assigns to Beneficiary all of Grantor's right, title and interest in, to and under the Leases and the Rents as further security for the payment of and performance of the Secured Obligations, and Grantor grants to Beneficiary the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Secured Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Secured Obligations are fully paid and performed, but Beneficiary hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence and during the continuance of an Event of Default under this Deed of Trust. Such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence and during the continuance of any Event of Default under this Deed of Trust by giving not less than five (5) Business Days’ prior

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written notice of such revocation to Grantor; and in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits in Grantor's possession or under Grantor's control. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

(b)    Grantor has not affirmatively done any act which would prevent Beneficiary from, or limit Beneficiary in, acting under any of the provisions of the foregoing assignment.
(c)    Except for any matter disclosed in the Loan Documents, no action has been brought or, so far as is known to Grantor, is threatened, which would interfere in any way with the right of Grantor to execute the foregoing assignment and perform all of Grantor’s obligations contained in this Section.
19.Additional Rights. The holder of any subordinate lien or subordinate mortgage on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall Grantor consent to any holder of any subordinate lien or subordinate mortgage joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.

20.Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the notice provisions of the Credit Agreement.

21.No Oral Modification. Neither this Deed of Trust nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Beneficiary and the Grantor, subject to any consent required in accordance with the Credit Agreement or the Intercreditor Agreement.

22.Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding anything contained in this Deed of Trust or in any provisions of any Loan Document, the obligations of Grantor and of any other obligor under any Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

23.Grantor’s Waiver of Rights. (a) Grantor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence and during the continuation of an Event of Default hereunder and the exercise by Beneficiary of its remedies hereunder and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Grantor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights of redemption of each constituent of Grantor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Grantor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power or remedy herein or otherwise granted or delegated to Beneficiary, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

(b)    To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Secured Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Loan Documents) or declare

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due the whole of the secured indebtedness and marshalling in the event of exercise by Beneficiary of the foreclosure rights, power of sale, or other rights hereby created.
24.Remedies Not Exclusive. Beneficiary shall be entitled to enforce payment and performance of the Secured Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Secured Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement shall prejudice or in any manner affect Beneficiary’s rights to realize upon or enforce any other security now or hereafter held by Beneficiary, it being agreed that Beneficiary shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary, as the case may be. In no event shall Beneficiary, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents to Beneficiary, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “Beneficiary in possession,” and Beneficiary shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

25.Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Secured Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings instituted in accordance with the terms and conditions of this Deed of Trust against all such collateral securing the Secured Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Beneficiary to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Secured Obligations, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Mortgaged Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Deed of Trust, nor the exercise of any other rights hereunder nor the recovery of any judgment by Beneficiary in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Beneficiary’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Secured Obligations, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Secured Obligations (directly or indirectly) in the most economical and least time-consuming manner.

26.Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary, and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary at any time if, in its sole discretion, such a waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor and all

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subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Beneficiary and its successors and assigns. If there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

27.No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the Secured Obligations without, as to the remainder of the security, in any way impairing or affecting the lien of this Deed of Trust or the priority of such lien over any subordinate lien or mortgage.

28.Governing Law, etc. This Deed of Trust shall be governed by and construed and interpreted in accordance with the laws of the State in which the Mortgaged Property is located, except that Grantor expressly acknowledges that by their respective terms the other Loan Documents shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Grantor agrees that in any in personam proceeding related to this Deed of Trust the rights of the parties to this Deed of Trust shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

29.Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word “Grantor” shall mean “each Grantor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Beneficiary” shall mean “Beneficiary or any successor agent for the Lenders,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.

30.Enforcement of Expenses; Indemnification. To the extent required to be paid or reimbursed by the Borrower under Section 9.5 of the Credit Agreement,

(a) Grantor agrees to pay or reimburse each Lender and the Beneficiary for all its costs and expenses incurred in enforcing or preserving any rights under this Deed of Trust and the other Loan Documents to which Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Beneficiary.
(b) Grantor agrees to pay, and to save the Beneficiary and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Mortgaged Property or in connection with any of the transactions contemplated by this Deed of Trust.
(c) Grantor agrees to pay, and to save the Beneficiary and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Deed of Trust to the extent the Borrower would be required to do so pursuant to Section 9.5 of the Credit Agreement.
(d) The agreements in this Section 30 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
31.Last Dollars Secured; Priority. This Deed of Trust secures only a portion of the indebtedness owing or which may become owing by Grantor to the Secured Parties. The parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Deed of Trust shall secure less than all of the principal amount of the Secured Obligations, it is expressly agreed that any repayments of the principal amount of the Secured Obligations shall not reduce the amount of the lien of this Deed of Trust until the lien amount shall equal the principal amount of the Secured Obligations outstanding.

32.Release; Termination. (a) At such time as the Loans, the Reimbursement Obligations and the other Secured Obligations (other than Secured Obligations in respect of Specified Swap Agreements, Specified Cash Management Agreements

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and contingent indemnification and reimbursement obligations for which no claim has been made) shall have been paid in full, and the Commitments have been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit that have been cash collateralized), the Mortgaged Property shall be automatically released from the Liens created hereby, and this Deed of Trust and all obligations (other than those expressly stated to survive such termination) of the Beneficiary and Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to the Grantor. At the request and sole expense of Grantor following any such termination, the Beneficiary shall execute and deliver to Grantor or such documents as Grantor shall reasonably request to evidence such termination.

(b)    If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by Grantor in a transaction permitted by the Credit Agreement, then the Beneficiary, at the request and sole expense of Grantor, shall execute and deliver to Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property.
33. State Specific Provisions; Incorporation by Reference.

[Intentionally Left Blank]

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This Deed of Trust has been duly executed by Grantor as of the date first set forth above and is intended to be effective as of such date.
_______________, a ______________
By:    _____________________    Name: Elizabeth A. Allen    Title: Secretary

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ACKNOWLEDGEMENT

COMMONWEALTH OF VIRGINIA)
)
COUNTY OF FAIRFAX        )

Before me, _____________________________, a Notary Public of said County and State, personally appeared Elizabeth A. Allen, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself/herself to be Secretary (or other officer authorized to execute the instrument) of _________________________, the within named bargainor, a ___________________, and that he/she as such Secretary, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by herself as Secretary of ______________________.
.
Witness my hand and seal, at Office, this _____ day of September, 2015.

Notary Public

My Commission Expires:

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Schedule A
Description of the Land